UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2003

(Date of Report)

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

460 North Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

(610) 337-7000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

Attached as Exhibit 1.1 is the Underwriting Agreement, dated June 11, 2003, by and among AmeriGas Partners, L.P., a Delaware limited partnership, AmeriGas Propane, L.P., a Delaware limited partnership, AmeriGas Propane, Inc., a Pennsylvania corporation, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, Citigroup Global Markets Inc., A.G. Edwards & Sons, Inc., Credit Suisse First Boston LLC, and UBS Securities LLC.

Attached as Exhibit 8.1 is the opinion of Morgan, Lewis & Bockius LLP, dated June 12, 2003, relating to certain tax matters.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated June 11, 2003, by and among AmeriGas Partners, L.P., a Delaware limited partnership, AmeriGas Propane, L.P., a Delaware limited partnership, AmeriGas Propane, Inc., a Pennsylvania corporation, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, Citigroup Global Markets Inc., A.G. Edwards & Sons, Inc., Credit Suisse First Boston LLC, and UBS Securities LLC.

8.1	Opinion of Morgan, Lewis & Bockius LLP, dated June 12, 2003, relating to certain tax matters.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P. (Registrant)

	By:	AmeriGas Propane, Inc., its general partner

Date: June 12, 2003	By:	/s/ ROBERT H. KNAUSS
Robert H. Knauss Vice President – Law

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 11, 2003, by and among AmeriGas Partners, L.P., a Delaware limited partnership, AmeriGas Propane, L.P., a Delaware limited partnership, AmeriGas Propane, Inc., a Pennsylvania corporation, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, Citigroup Global Markets Inc., A.G. Edwards & Sons, Inc., Credit Suisse First Boston LLC, and UBS Securities LLC.

8.1	Opinion of Morgan, Lewis & Bockius LLP, dated June 12, 2003, relating to certain tax matters.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1).